UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 25, 2020 (March 19, 2020)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 230-1985

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 is hereby incorporated into this item by reference.

Item 2.03Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 19, 2020, Comstock Holding Companies, Inc. (the “CHCI” or the “Company”) entered into a Revolving Capital Line of Credit Agreement (the “Loan Documents”) with Comstock Development Services, L.C. (“Lender”), an entity wholly owned by Christopher Clemente, the Chief Executive Officer of CHCI, pursuant to which the Company secured a Ten Million Dollar ($10,000,000) capital line of credit (the “Loan”).  Under the terms of the Loan Documents, the Loan provides for an initial variable interest rate of the WSJ Prime Rate plus one percent (1.00%) per annum on advances made under the Loan, payable monthly in arrears.  The five-year term facility allows for interim draws that carry a maturity date of twelve (12) months from the initial date of the disbursement unless a longer initial term is agreed to by the Lender.  The capital provided to the Company by the Loan will be utilized (i) to retire all of the Company’s ten percent (10%) corporate indebtedness maturing in 2020 owed to Comstock Growth Fund, L.C.;  (ii) to secure additional investment opportunities; and (iii) for general corporate purposes.

  The foregoing summary of the Loan Documents is qualified in its entirety by the provisions of the Loan Documents, which the Company intends to file with its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2020

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer

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